Exhibit 10.3
                                                                    ------------

                      MANAGEMENT SOLUTIONS & SYSTEMS, INC.
                            GSA SCHEDULE GS-35F-5347H
                           TASK ORDER NO. C-()PC-22140

Award to:
Management Solutions & Systems, Inc.           Effective Dates JUL 1  2002
8540 Ashwood Drive                             OCPO HPS No. R-2002-PAT-00010
Capital Heights, Maryland 20743                Admin. Elisa Scott (202) 708-1772
Attn; Larry L. Brooks                          Ext. 7128

TIN; 52~2037526
Ship To:

                   Department of Housing and Urban Development
                   Office of Public and Indian Housing
                   Attn:   Diana Stephens (GTR)
                           Peter Reed (GTM)
                   451 7th Street, SW
                   Washington, DC 20410


Description  of  Supplies/Services:  PIH PIC Support  and Call Center  Period of
Performance: One Year with four-one year option periods.

Task Order Obligated Amount: $1,125,851.48 (Base Year)
Accounting and Appropriation Data is provided herein (See page 2).

Special Instructions: The general provisions outlined in the GSA Schedule are in full effect for this task order.

Mail Invoices to: DRUD
                  CFO National Accounting Center
                  P.O. Box 90103
                  Fort Worth Texas 7610


Management Solutions & Systems, Inc.                    US Department of Housing
                                                        And Urban Development

/s/ Larry L. Brooks                                     /s/ Amelia McCormick
Larry L.  Brooks                                        Amelia McCormick
Executive Vice President                                Contracting Officer


                                                                          Page 2

                                                                     C-OPC-22140
                                             MANAGEMENT SOLUTIONS & SYSTEMS, INC
                                                         VENDOR TIN #: 522037526

ACCOUNTING AND APPROPRIATION DATA

Line    Obligation No.    Fund Code            Program              Reporting Cat.      Obligated Amt.
No. Reservation No.       Budget Org. Code     Budget Obj. Code     Job Number

001    2QC22140000        0304                 CAM
001    2002PAT0010        P                                                               $1,125,851
       2002               PC


TOTAL OBLIGATION:                                                                         $1,125,851

Management Solutions & Systems, Inc.
GSA. Schedule OS-35F-5347H
Task Order No. C-OPC-22140




BLOCK 17 CONTINUED

Section B - Supplies/Services

Base Period: One Year (July 1, 2002 through June30, 2003)

CLIN      SUPPLIES/SERVICES                 OUANTITY      UNIT RATE AMOUNT
--------------------------------------------------------------------------------
0001      The Contractor shall provide         1     Lot $643,449.22 $643,449.22
          the PUT PIC Support Services
          as described in the Statement
          Work specified herein.

0002      The Contractor shall provide         1     Lot $482,402.26 $482,402.26
          the PIH PIC Call Center Support
          Services as described in the
          Statement Work specified herein

Total Firm Fixed Price                                             $1,125,851.48


Option I: Twelve Months (July 1, 2003 - June 30, 2004)

0003      The Contractor shall provide         1     Lot $648,015.44 $648,015.44
          the PIH PIC Support Services
          as described in the Statement
          Work specified herein.

0004      The Contractor shall provide         1     Lot $422,071.24 $422,071.24
          the PIH PIC Call Center Support
          Services as described in the
          Statement Work specified herein.

Total Firm Fixed Price Amount                                      $1,070,086.68

Management Solutions & Systems, Inc.
GSA Schedule GS-35F-5347H
Task Order No. C-OPC-22140



Option II: Twelve Mouths (July 1, 2004 - June 30,2005)

0005      The Contractor shall provide         1     Lot $645,670.08 $645,670.08
          the PIH PIC Support Services
          as described in the Statement
          Work specified herein.

0006      The Contractor shall provide         1    Lot $445,590.43  $445,590.43
          the PIH PIC Call Center Support
          Services as described in the
          Statement Work specified herein.

Total Firm Fixed Price Amount                                      $1,091,260.51



Option III: Twelve Months (July 1, 2005 June 30, 2006)

0007      The Contactor shall provide          1     Lot $621,733.68 $621,733.68
          the PIH PIC Support Services
          as described in the Statement
          Work specified herein.

0008      The Contractor shall provide         1     Lot $438,889.82 $438,889.82
          the PIH PIC Call Center Support
          Services as described in the
          Statement Work specified herein.

Total Firm Fixed Price Amount                                      $1,060,632.82

Management Solutions & Systems, Inc.
GSA Schedule GS-35F-5347H
Task Order No. C-OPC-22 140




Option IV: Twelve Mouths (July 1, 2006 - June 30, 2007)

0009      The Contractor shall provide         1     Lot $637,902.24 $637,902.24
          the  PIH PIC Support Services
          as described in the Statement
          Work specified herein.

0010      The Contractor shall provide         1     Lot $438,880.51 $438,880.51
          the PIH PIC Call Center Support
          Services as described in the
          Statement Work specified herein.

Total Firm Fixed Price Amount                                      $1,076,782.75

Total Contract Value                                               $5,424,614.24

Management Solutions & Systems, Inc.
GSA Schedule GS-35F-5347H
Task Order No. C-OPC-22140




A. HUDAR Clause 2452.211-70 CONTRACT PERIOD (APR 1984)
------------------------------------------------------

     The Contractor shall complete all work hereunder including delivery of the final report, within 12 Months from the effective date of the contract.

B. PAYMENT SCHEDULE AND INVOICE  SUBMISSION (FIXED PRICE) HUDAR 2452.232-70 (OCT
--------------------------------------------------------------------------------
1999)
-----

     (a)General. The Government shall pay the Contractor as fan compensation for
     a)! work required, performed and accepted under this contract, inclusive of all costs and expenses, the firm fixed-price stated in Part I, Section B of this contract.

     (b)Payment Schedule. Payment of the contract price will be made upon completion and acceptance of all work unless a partial payment schedule is included below:

     A monthly price of twelve equal increments of the $93,829.95 for the base year and twelve equal increments of$89,183.89 (Option I); $90,938.37 (Option II); $88,386.06 (Option TII); $89,831.89 (Option TV) respectively for the option period (if exercised) for services rendered and accepted.

     (c) Submission of Invoices. Invoices shall be submitted as follows -original to the payment office identified on the award document and one copy each to the Government Technical Representative and Contracting Officer. To constitute a proper voice, the invoice must include all items required by FAR clause 52.232-25, "Prompt Payment".
     To assist the Government in making timely payments, the Contractor is also requested to include on each invoice the appropriation number shown on the contract award document. The Contractor is also requested to clearly indicate on the mailing envelope that an invoice is enclosed.
     (d) Contractor Remittance Information. The contractor shall provide the payment office with all information required by FAR clause 52.232-33 "Mandatory Information for Electronic Funds Transfer Payment " 52.232-34, "Optional
Information for Electronic Funds Transfer Payment," or other supplemental information (contracts for commercial services) as applicable.

Management Solutions & Systems; Inc.
GSA Schedule GS-35F-5347H
Task Order No. C-OPC-22140


C. HUDAR CLAUSE 2452.237-70 KEY PERSONNEL (APR 1984)
----------------------------------------------------

     The personnel specified below are considered to be essential to the work being performed under this contract. Prior to diverting any of the specified individuals to other projects, the Contractor shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No diversion shall be made by the Contractor without the written consent of the Contracting Officer: Provided, that the Contracting Officer may ratify in writing such diversion and such ratification shall constitute the consent of the Contracting Officer required by this clause. The Schedule may be amended from time to time during the course of the contract to either add or delete personnel, as appropriate.

The following individuals are designated as Key Personnel under this task order:

Niambi Jarvis

Sharon D. Pruitt

D. HUDAR CLAUSE 2452.237-11 REPRODUCTION OE REPORTS (APR 1984)
--------------------------------------------------------------

     In accordance with Title I of the Government Printing and Binding Regulations, printing of reports, data or other written material, if required herein, is authorized provided that the material produced does not exceed 5,000 production units or any page and that items consisting of multiple pages doe not exceed 25,000 production units in aggregate. The aggregate number of production units is determined by multiplying pages time copies. A production unit is one sheet, size 81/2 by 11 inches pr less, printed on one side only and in one color. All copy preparation to produce camera ready copy for reproduction must be set by methods other than hot metal typesetting. The reports should be produced by methods employing stencils, maters and plates which are to be used on single unit duplicating equipment no larger than 11 by 17 inches with a maximum image of 10 3/4 by 14 1/4 inches and are prepared by methods or devices that do not utilize reusable contact negatives and/or positives prepared with a camera requiring a darkroom. All reproducible (camera ready copes for reproduction by photo offset methods) shall become the property of the Government and shall be delivered to the Government with the report, data, or other written materials.

E. HUDAR CLAUSE 2452.237-72 COORDINATION OF DATA COLLECTION ACTIVITES (APR 1984)
--------------------------------------------------------------------------------

If it is established at award or subsequently becomes a contractual requirement to collect identical information from ten or more public respondents, the Paperwork Reduction Act (44 U.S.C. 3501-3520) applies. In that event, the Connector shall not take any action to solicit information from any of the public respondents until notified in writing by the Contracting Officer that the Required Office of Management and Budget (OMEL) final clearance was received.

Management Solutions & Systems, Inc.
GSA Schedule GS-35F-5347H
Task Order No. (>OPC-22140




F. HUDAR Clause 2452.237-73 CONDUCT OF WORK AND TECHNICAL GUIDANCE (OCT 1999)
-----------------------------------------------------------------------------

     (a) The Government Technical Representative (GTR) for liaison with the Contractor as to the conduct of work is Ms. Diana Stephens or a successor designated by the Contracting Officer, The Contracting Office will notify the contractor in writing of any change to the current GTR's status or the designation of a successor GTR.

     (b) The GTR will provide guidance to the contractor on the technical performance of the contract. Such guidance shall not be of a nature which:
               (1)Causes the Contractor to perform work outside the scope of the contract;
               (2)Constitutes a change as defined in FAR 52.243-1;
               (3)Causes an increase or decrease I the cost of the contract;
               (4)Alters the period of performance or delivery dates; or
               (5)Changes any of the express terms or conditions of the contract.

     (c) The GTR will issue technical guidance in writing or, if issued orally~ he/she will confirm such direction in writing within five calendar days after oral issuance. The GIR may issue such guidance via telephone facsimile or electronic mail.

G. CLEARANCE OF PERSONNEL HUDAR 2452.237-75 (OCT 1999)
------------------------------------------------------

(a) General. This contract requires contractor employees to work in, and have access to, a HUD facility. All such employees shall be required to provide background information and obtain a HUD building pass prior to working in the HUD facility.

(b)Background information. (1) For each contractor employee subject to the requirements of this clause, the contractor shall complete and deliver to the Government Technical Representative (GTR) the following forms: Form FD-258, 'Fingerprinting Charts' (original and one copy); and GSA Form 176~ 'Statement of Personal History' (original and one copy). The GTR will provide tile contractor with blank forms upon request.

(2) The contractor shall deliver the forms required by paragraph(b)(l) to the GTR within five (5) calendar days after contract award or not later than five
(5) calendar days before a covered employee will begin work at the HUD facility.
(3) The information provided in accordance with paragraph (b)(l) will be used to perform a background check to determine the eligibility of the contractor employees to work in the Hut' facility. After completion of such review, the GTR shall notify the contractor in writing of any contractor employees' ineligibility to work in the HUD facility. The contractor shall immediately remove such employees Thorn work on this contract which requires the employees' physical presence in the HUD facility.

Management Solutions & Systems, Inc.
GSA Schedule GS-SSF-5347H
Task Order No. c-OPC-22140

(c) Building passes. (1) HUD will issue a building pass to each contractor employee determined to be eligible pursuant to the background check in paragraph
(b). The Contractor shall provide the (3TR with the names and Social Security numbers of all such employees. Contractor employees shall have their building passes on their persons at all times while working on HUD premises and shall present passes for inspection upon request by HUD officials or HUD security personnel.


(2) Building passes shall identify individuals as contractor employees and shall have an expiration date not exceeding the current term of the contract. Passes shall be renewed for each succeeding contract period, if any.

(3) The contractor shall return a contractor employee's pass to the GTR when the employment of any such employee is terminated, or when the employee no longer has a need for access to the HUD facility. Upon expiration of this contract; the contractor shall return to the GTR all building passes issued by HUD and not previously returned. The contractor is responsible for accounting for all passes issued to the contractor's employees.

(d) Control of access. HUD shall have and exercise full and complete control over granting, denying, withholding, and terminating access of contractor employees to HUT) facilities. The GTR will notify the contractor immediately when HUE) has determined that an employee is unsuitable or unfit for his/her assigned contractual duties; and therefore will no longer be permitted access to the HUD facility. The contractor shall take immediate steps to remove such an employee from working on this contract and provide a suitable replacement.

(e)   Subcontracts.   The  contractor  shall  incorporate  this  clause  in  all subcontracts where the requirements specified in paragraph (a) of this section are applicable to performance of the subcontract.


H. HUDAR  CLAUSE  2452.237-77  OBSERVANCE  OF LEGAL  HOLIDAY AND  ADMINISTRATIVE
--------------------------------------------------------------------------------
LEAVE (OCT 1999)
----------------

(a)(1) The Department of Rousing and Urban Development observes the following days as holidays
         New Year's Day
         Martin Luther King's Birthday
         Washington's Birthday
         Memorial Day
         Independence Day
         Labor Day
         Veterans Day
         Thanksgiving Day
         Christmas Day

Management Solutions & Systems, Inc.
GSA Schedule GS-35F-5347H
Task Order No. C-QPC-22140

Any other day designated by Federal law, Executive Order or Presidential Proclamation.

     (2) When any holiday specified in (a)(1) falls on a Saturday, the preceding Friday shall be observed. When any stick holiday falls on a Sunday, the following Monday shall be observed. Observances of such days by Government personnel shall not be cause for additional period of performance or entitlement to compensation except as set forth in the contract. If the contractor's personnel work on a holiday, no form of holiday or other premium compensation will l}e reimbursed either as a direct or indirect cost, unless authorized pursuant to an overtime clause elsewhere in this contract.

     (b)(1) HUD may close a HUD facility for all or a portion of a business day as a result of

          (a)Granting administrative leave to non-essential HUD employees (e.g., unanticipated holiday);
          (b)Inclement weather;
          (c)Failure of Congress to appropriate operational funds;
          (d)or any other reason.
     (2) Insuch cases, contractor personnel not classified as essential, i.e not performing critical round-the-clock services or tasks, who are not already on duty at the facility shall not report to the facility. Such contractor personnel already shall be dismissed and shall leave the facility.
     (3) The contractor agrees to continue to provide sufficient personnel to perform round-the-clock requirements of critical tasks already in operation or scheduled for performance during the period in which Hut) employees are dismissed, and shall be guided by any specific instructions of the Contracting Officer or his/her duly authorized representative.
     (c) When contractor personnel services are not required or provided due to closure of a HUD facility as described in this clause, the contractor shall be compensated as follows-
     (1) For fixed-price contracts, deductions in the contractor's price will be computed as follows
          (A) The deduction rate in dollar per day will be equal to the per month contract price divided by 21 days per month.
          (8) The deduction rate in dollars per day will be multiplied by the number of days services are not required or provided.
          If services are provided for portions of days, appropriate adjustment will be made by The Contracting Officer to ensure that he contractor is compensated for services provided.

     (d) If administrative leave is granted. to contractor personnel as a result of conditions stipulated in any "Excusable Delays" clause of this contract, will be without loss to the contractor. The cost of salaries and wages to the contractor for the period of any such excused absence shall be a reimbursable item of direct cost hereunder for employees whose regular time is normally charged, and a reimbursable item of indirect cost for employees whose time is normally charged indirectly in accordance with the contractor's accounting policy.

Management Solutions & Systems, Inc.
GSA Schedule GS-35F-5347H
Task Order No. C-OPC-22140



I. HUDAR CLAUSE 2452.246-70 INSPECTION AND ACCEPTANCE (APR 1984)
----------------------------------------------------------------

     Inspection and acceptance of all work required under this contract shall be performed by the Governrnent Technical Representative (UTR), Ms. Diane Stephens or other individuals as designated by the Contracting Officer or GTR.

J. PERIOD OF PERFORMANCE
------------------------

The period of performance is 12 months with four-one year option periods.

K. DELIVERY OF PRODUCTS
-----------------------

All products delivered specifically for this task order shall be delivered to both the GTR and GTM. The contractor will provide both hard copies and soil/electronic copies of all deliverables. All deliverables shall be accompanied with a Task Order Product Acceptance Form provided by the GTR.
          Deliverables                                Due Date
          Project Work Plan                           5 days after date of award
          Quality Control Plan                        Post Award Conference
          Progress Reports                            Weekly
          Transition Plan                             Post Award Conference


L. 52217-9 Option to Extend the Term of the Contract (MAR 2000)
---------------------------------------------------------------

     (a) The Government may extend the term of this order by written notice to the Contractor within thirty (30) days; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least thirty (30) days before the order expires. The preliminary notice does not commit the Government to an extension.
     (b) If the Government exercises this option, the extended order shall be considered to include this option clause.
     (c) The total duration of this contract, including the excise of any options under this clause shall not exceed 60 months from the effective date of the contract.

M. Quality Control
------------------

The Contractor shall operate a quality control program~ which will identify performance problems and potential problems and seek to eliminate these problems prior to their having a serious negative impact on Public and Indian Housing.

Management Solutions & Systems, Inc.
GSA Schedule GS-35F-5347H
Task Order No. C-OPC-22140



Quality Control Plan

The  Contractor  shall  establish and maintain a complete  Quality  Control Plan
(QCP) to ensure the requirements of the contract are provided as specified. One copy of the Contractor's final QCP shall be provided to the Contracting Officer and one copy to the GTR not later than the post award conference. The Contractor shall provide a complete copy to the Contracting Officer and a GTR as any updates/changes occur The Contractor shall retain copies of all documents/records generated in the quality control process for at least one year after expiration of the contract and shall present them to the Contracting Officer upon request.

 At a minimum, the plan shall:

     o Provide the Contractors organizational structure and functional statements showing the relationship with work items in. contract;
     o Detail a quality control inspection program covering all general and specific tasks included in SOW. It shall specify tasks or areas to be inspected on either a scheduled or unscheduled basis and the manner in which inspections are to be conducted;
     o Detail method/s of identifying deficiencies before performance becomes unacceptable in accordance with this Performance Work Statement;
     o    Derail how Contractor personnel will be well trained;
     o    Detail  how   caller/inquirer   satisfaction   will  be  tracked   and
          maintained;
     o    Review  services to be examined  for  quality;
     o    Specify forms to be used;
     o Identify the government-furnished systems and facilities required to execute the plan.

Quality Control File
The Contractor shall maintain a quality control file of all inspections, to include corrective actions taken. The file shall be subject to Government Review at the Government's discretion by the GTR, GTM or other Government official appointed by the Contracting Officer,

The Contractor shall provide status reports as required by the GTM. The frequency and due date of status reports will be determined by the GTM at the beginning of the period of performance for this contract. Reporting frequency may be adjusted by the GTM based upon his/her confidence in the Contractor's performance level of accomplishing the tasks specified herein. The Contractor shall provide status reports via the method (e.g., electronic or paper) requested by the GTM.

Quality Assurance

According to the Inspection of Services clause, the government will evaluate the Contractor's performance under this contract by reviewing weekly and monthly workload statistics by inspecting call records and tracking logs, and by monitoring calls and written or electronic communications, using HUD staff and feedback from the PIC Coaches, PIH headquarters, field offices employees and the Public Housing Authorities.

Management Solutions & Systems, Inc.
GSA Schedule
GS-35F-5347H
Task Order No. C-O?c-22140



Defective Performance
When quality assurance reviews by HUD indicate defective performance, the Government Technical Representative (GTR) will request the Contractor respond to the substandard performance in writing within five business days of receipt. If The Contractor agrees with the observation, the Contractor shall rectify the substandard performance and the GTR will determine if a re-review is required. If the observation is disputed, the Contractor shall attempt to resolve the issue with the GTR If a resolution cannot be attained, the dispute will be elevated for a decision by the Contracting Officer (CO).

Management Solutions & Systems, Inc.
GSA Schedule GS-35F-5347U
Task Order No. C-OPC-22140


                  PIR Information Systems - PIC Program Support
                                Statement of Work

PIC Program Support (General)

Background: PIC Coaches are PIH field office employees who serve as liaisons between PUT headquarters, field office employees and Public Housing Authorities. The coaches play an integral role in the success of PIC because they serve as the communication link between the field and headquarters and PHAs.

Objective: The purpose of this procurement is to obtain Contractor services to support: PIC Coaches and users in the following areas: Functional support, Facilitating meetings & conference calls, Developing communications, Training, Program analysis, Legislative compliance (option) and Presentation support. The contractor may be required to travel as needed to facilitate meeting and training related activities. These trips may not exceed more than twelve (12) per year for two staff members.

Statement of Work:

Task 1 - The Contractor shall provide Functional Support, including responses to user questions:

     Contractors play a key role in providing functional support for PIC by coordinating the response to problems encountered in tbe PIC system. The contractor is to be prepared to receive inquiries by c-mail, telephone and through the mail. Inquiries will come from PIC Coaches, PHA staff users of the PIC system as well as Field Office users of the PIC system. These questions range from general computer usage questions to detailed sub-module functionality questions. The responses to the detailed questions require a solid understanding of the technical workings of the sub-module(s) and the business logic that serves as the driver for the sub-module(s). HUE) anticipates that the volume of inquiries will generally be between 70 to 100 per business day. When HUD releases a significant upgrade to the PIC system, the inquiry volume can be expected to increase by up to 20% for a month. The contractor is to scale up its resources to meet the increased demand when given advance notice of a significant upgrade to the PIC system. HUT) will give the contractor 2 weeks notice of such upgrades. The contractor is to scale down at ~ end of the month after the release of the significant upgrade. The contractor is to inform the GTM when inquiry volume significantly deviates either higher or lower than projected for more than a week's time. The contractor is to be able to adjust its resources to match a persistent increase or decrease in inquiry volume on 2 weeks notice from the GTM. The contractor is required to maintain a log that contains the name of the inquirer; date and time of the inquiry, a description of the question/problem, the current status of responding to the inquiry, as well as the resolution and ~e date closed (when applicable).

     In handling inquiries the contractor is to use the following procedure:

Management Solutions & Systems, Inc.
GSA Schedule GS-35F-534711
Task Order No. c-OPC-22140

          The contractor is to acknowledge receipt of any inquiry within 4 hours of its submission by e-mail or phone during normal business hours. normal business hours are 9:00 am to 8:00 pm (Eastern Standard Time) Monday through Friday excluding weekends and Federal holidays.)
          o The contractor is to acknowledge receipt of any inquiry received after 4:00P.M. (Eastern Standard Time) on Friday by 4:00pm. Monday of its submission bye-mail or phone during normal business hours.
          o When acknowledging receipt of an inquiry7 the contractor is either to respond to the inquiry or to indicate that the inquiry has been received and is being investigated at that time.
          o The contractor is to be prepared to handle straightforward inquiries that can be resolved by explaining to users how to operate the system. In this situation the contractor is to contact the user within 4 hours of submission and provide the user with the needed instruction. If a call is received after 4:00 PM, the contractor will respond by noon of the following business day.
          o If the issue cannot be resolved through user instruction, the contractor is to categorize the inquiry into either a technical issue or a programmatic issue and is to forward the inquiry to points of contact for each category of inquiry. the GTM will designate points of contact for such inquiries.
          o The contractor is to check on the status of forwarded inquiries on a daily basis and is to advise the inquirer of the status of their inquiry at least once every other day.

     The contractor is to analyze trends in inquiries and identify significant trends to the OTM on at least a weekly basis. When appropriate, the contractor is to develop user-friendly guidance material that addresses trends and potentially reduces inquiry volume.

     The staffs assigned to handle inquiries are to be knowledgeable about the operation of the PIC system as well as generally familiar with the programs supported by the PIC system. The staff that interact with system users are to be courteous.

Deliverable:  PIC system inquiries tracked and PIC Help responses.

Performance Measure: inquiries handled in accordance with the procedure above and properly logged. GTM will spot check inquiries and will arrange for test queries to be submitted and tracked to check if contractor is following proper procedures.

Quality Insurance: According to the Inspection of Services clause, the government will evaluate the Contractor's performance under this contract by reviewing weekly and monthly workload statistics, by inspecting call records and tracking logs, and by monitoring calls and written or electronic communications, using HUE) staff and feedback from PIH stakeholders.

Management Solutions & Systems, Inc.
GSA Schedule GS-35F~5347H
Task Order No C-OPC-22140



Defective Performance: When quality assurance reviews by HUD indicate defective performance, the Government Technical Representative (GTR) claim will request the Contractor respond to the substandard performance claim in writing within five business days of receipt. If the Contractor agrees with the observation, tbe Contractor shall rectify the substandard performance and the GTR will determine if a re-review is required. If the observation is disputed, the Contractor shall attempt to resolve the issue with the GTR. If a resolution cannot be attained, the dispute will be elevated for a decision by the Contracting Officer (CO).


     Task 2 - The Contractor shall facilitate Meetings & Conference Calls

          The Contractor will attend conference calls between PIH Headquarters and Field Office PIC Coaches: conference calls are generally held once a week to discuss policies, procedures and on-going issues with the PIC system. During theses Conference calls the dates of PIC releases are communicated and knowledge is shared among the FTC Coaches as well a one on one question and answer period between PIC Coaches and contractor personnel The contractor is to be prepared to receive inquiries during these conference calls as well as to report on the status of outstanding inquiries logged.

          The contractor shall handle the logistics of and facilitate other meetings and conference calls as specified by the GTR or GTM. HUD anticipates an average of 3 meetings per month that will include around 15-25 participants. The contractor will arrange for meeting space within the MUD Headquarters building as well as any audio/visual support (note: contractor will work with HUT) staff to secure necessary resources for meetings and is not authorized to procure them). This includes contacting a facilities representative in advance and requesting a Modem connection for dial-up purposes, as well as a screen projector when requested. The Contractor is also accountable for making sure an updated electronic copy of a Power Point presentation is on the presenter's computer for' the presentation purposes.

          The contractor is to keep minutes of all PIC Coaches conference calls and meetings and submit them to the OTM within 2 days of the event.

Deliverable: participation in PIC Coaches conference calls, logistical support for small meetings and minutes of conference call/meetings.

Performance measure: contractor is able to receive inquiries and discuss status of open inquiries at PIC Coaches conference calls - contractor arranges for correct logistical support for meetings.

Quality Insurance: According to the Inspection of Services clause, the government will evaluate the Contractors performance under this contract by reviewing weekly and monthly workload statistics~ by inspecting call records and tracking logs, and by monitoring calls and written or electronic communications, using HUD staff and feedback from PIH stakeholders.

Management Solutions & Systems, Inc.
GSA Schedule GS-35F-5347U
Task Order No. C-OPC-22140


Defective Performance: When quality assurance reviews by HUD indicate defective performance, the Government Technical Representative (GTR) claim will request the Contractor respond to the substandard performance claim in writing within five business days of receipt. If the Contractor agrees with the observation, the Contractor shall rectify the substandard performance and the GTR will determine if a re-review is required. If the observation is disputed, the Contractor shall attempt to resolve the issue with the GTR if a resolution cannot be attained the dispute will be elevated for a decision by the Contracting Officer (CO).

     Task 3 - The Contractor shall Develop Communications

     The Contractor is to develop a weekly document to be forwarded to PIC Coaches via email that informs them of upcoming releases, requirements meetings, and special activities that require their attention. The contractor is to confer with appropriate HUD staff as well as contractor staff to gather the necessary information for the weekly cornmunication. The contractor is to prepare a draft of the communication by mid-day of Thursday of each week for release either Friday evening or before 9:00 am on Monday morning.

     The contractor is also to develop drafts of brief documents or power point presentations generally less than 5 narrative pages or 10 power point presentation pages in length (potentially) including some tables or graphs) explaining trends in the PIC system or explaining how to address more complicated PIC system inquiries. The contractor will need to query the PIC system as well as interview technical staff to develop these drafts. HUD estimates a need for 1 of these documents per month. The GTM will request the draft with a specific description of the desired document content. The contractor will have at least 2 business days to produce the draft document. The GTM will have 1 day to request changes to the draft. The contractor will produce a final draft document 1 day later.

Deliverables: weekly updates for PIC coaches and draft of brief document or power point presentation.

Performance Measure: document is produced in accordance with the time-line outlined above and responds to the content direction of the GTM

Quality Insurance: According to the Inspection of Services clause, the government will evaluate the Contractor's performance under this contract by reviewing weekly and monthly workload statistics, by inspecting call records and tracking logs, and by monitoring calls and written or electronic communications, using HUD staff and feedback from PIH stakeholders.

Management Solutions & Systerns Inc.
GSA Schedule GS-35F-5347H
Task Order No. C-OPC-22140



Defective Performance: When quality assurance reviews by HUD indicate defective performance, the Government Technical Representative (GTR) claim will request the contractor respond to the substandard performance claim in writing within five business days of receipt. If the Contractor agrees with the observation7 the Contractor shall rectify the substandard performance and the GTR will determine if a re-review is required. If the observation is disputed, the Contractor shall attempt to resolve the issue with the GTR. If a resolution cannot be attained, the dispute will be elevated for a decision by the Contracting Officer (CO).

Task 4 - The Contractor shall provide Training and Technical Assistance

     The contractor will develop and deliver a formal training prograrn for PIC users for each significant upgrade to the PIC system. PIC anticipates the following significant upgrades to the PIC system: an Operating Subsidy module; a Section 8 Utilization/Year End processing module; a Section 8 Budget/Unit Tracking module; a Remote Diagnostic Module; a PHA Plan module; a Rental Housing income Integrity Improvement module; updated Capital Fund module; Indian Housing Block Grant module; ROSS management module; and a Troubled Housing Authority tracking module. It is anticipated that the contractor will need to develop and deliver one formal training program in October 2 in November, and December of 2002. The training program is to be adapted for presentation either by videoconference or through classroom style training.

     Training materials, including instruction manuals and participant materials, and schedules are developed and maintained by contractors who ensure that communications related to training are distributed to all affected users/stakeholders, appropriate training is delivered to enable the effective use of new and modified software systems~ and HUT) employees are provided adequate assistance to enable them to meet new and existing performance targets efficiently and effectively.

     For each item the contractor is to produce, the contractor will provide the GTM with a draft/pre-production copy of the item three weeks in advance of the respective due date. The GTM will provide requests for revision to the contractor within one week of receiving the draft/pre-production copy. The contractor will then produce the final camera-ready copy incorporating the requested revisions by the end of the third week (i.e. the applicable due date).

Deliverables: 9 training programs for significant upgrades to PIC.

Performance   Measures:    training   programs   arc   delivered   on   time   -
draft/pre-production copies of training material do not require extensive revision final camera ready materials incorporate the GTM's revisions.

Management Solutions & Systems7 Inc.
GSA Schedule GS-35F-5347H
Task Order No. C-OPC-22140


Quality Insurance: According to the Inspection of Services clause, the government will evaluate the Contractor's performance under this contract by reviewing weekly and monthly workload statistics7 by inspecting call records and tracking logs, and by monitoring calls and written or electronic communications, using HUD staff and feedback from PIH stakeholders.

Defective Performance: When quality assurance reviews by HUT) indicate defective performance, the Government Technical Representative (GTR) claim will request the Contractor respond to the substandard performance claim in writing within five business days of receipt. If the Contractor agrees with the observation, the Contractor shall rectify the substandard performance and the GTR will determine if a re-review is required. If the observation is disputed, the Contractor shall attempt to resolve the issue with the GTR. If a resolution cannot be attained, the dispute will be elevated for a decision by the Contracting Officer (CO).

Task 5 - Legislative Compliance: The Contractor shall provide support to assess and facilitate Legislative Compliance

The Contractor will provide analytical support to assess PIC compliance with legislative and regulatory requirements. These requirements include: 0MB Circular A-127, JFMIP, and Section 508 compliance. The contractor will prepare documents that specifically identify elements in PIC chat do not comply with the applicable requirement, describe the shortcoming, and recommend alternatives for bringing PIC into compliance. The contractor will also facilitate the development of system requirements that comply with the laws-

Task 6- Call Center Support will be conducted at contractor's site.

Task 6 - The contractor must provide staff, space, and equipment to receive 50 - 75 calls per day, increasing by 30 percent immediately following the release of a significant upgrade to the PTC system for one month. Telephone inquiries will come from PIC Coaches, PHA staff users of the PIC system, and Field Office users of the PIC system. The questions will range from general computer usage questions up to detailed sub module functional try questions. The contractor is to scale up its resources to meet the increased demand when given advance notice of a significant upgrade to the PIC system. The contractor is to scale back down at the end of one month after the significant upgrade. The contractor is to inform the GTM when telephone inquiry volume deviates significantly either higher or lower than projected for more than one week at a time. The contractor is to be able to adjust its resources to match a persistent increase or decrease in call volume on two weeks notice by the GTM

     o Calls will be answered by the fourth ring at least SO percent of the time and when a cal] is not answered by the fourth ring7 it will be redirected to a voice mail system which records a message from the caller and requests all of the required information.
     o The voice mail system messages will be checked at least hourly and the caller will be responded to within four hours by telephone, if possible, or by email.

Management Solutions & Systems, Inc.
GSA Schedule GS-35F-5347H
Task Order No. C-OPC-22140

o Calling hours will be 9 am until 5 pm Eastern time (11 hours) on all business days.

o    Contractor will provide telephone equipment and lines.
o Call Center staff will be courteous and will be fluent English language speakers.
o When acknowledging receipt of an inquiry the contractor is either to respond to the inquiry or to indicate that the inquiry has been received and is being investigated at that time.
o The contractor is to be prepared to handle straightforward inquiries that can be resolved by explaining to users how to operate the system. In this situation the contractor is to contact the user within 4 hours of submission and provide the user with the needed instruction. If a call is received after 4:00 PM, the contractor will respond by noon of the following business day.
o If the issue cannot be resolved through user instruction, the contractor is to categorize the inquiry into either a technical issue or a programmatic: issue and is to forward the inquiry to points of contact for each category of inquiry. The GTM will designate points of contact for such inquiries.
o Telephone inquiries will be included in all analysis and reopening requirements of the PIC Program Support Statement of Work.
o The staff assigned to handle telephone inquiries are to be knowledgeable about the operations of the PIC System as well as generally familiar with the programs supported by the PIC System.

Deliverable: PIC System telephone inquiries tracked and responded to within required time frames and reports delivered to the GTM when scheduled.

Performance Measures: Inquires handled in accordance with the procedures above and properly logged and reported. GTM will periodically spot check inquiries and arrange for test inquiries to be phoned in and tracked to determine whether contractor is following proper procedures.


Quality Insurance: According to the Inspection of Services clause, the government will evaluate the Contractor's performance under this contract by reviewing weekly and monthly work load statistics, by inspecting call records and tracking logs, and by monitoring calls and written or electronic communications, using HUD staff and feedback from PIH stakeholders.

Defective Performance: When quality assurance reviews by HUD indicate defective performance, the Government Technical Representative (GTR) claim will request the Contractor respond to the substandard performance claim in writing within five business days of receipt. If the Contractor agrees with the observation, the Contractor shall rectify the substandard performance and the GTR wills determine if a re-review is required. If the observation is disputed, the

Management Solutions & Systems, Inc.
GSA Schedule GS-35F-5347H
Task Order No. C-OPC-22140


Contractor the Contractor shall attempt to resolve the issue with the GTR. If a resolution cannot be attained, the dispute will be elevated for a decision by the Contracting Officer (CO).

Performance Meetings: The contractor shall be required to attend performance meetings on a monthly basis biweekly during the first two months of the contract) with the GTR, GTM, Contracting Officer and Program Sponsor. The meetings will provide an opportunity for the Contractor and the Government to provide useful information to one another and to help maintain a good working relationship. The Government will inform the Contractor of new issues and developments that might impact the Contractor's workload, and may suggest process improvements and identify potential performance shortfalls- The Contractor will alert the Government of issues and developments that might impact contract performance, and may provide caller/inquirer feedback and suggestions for improving contract performance. These meetings will be held in the HUD office in Washington, D.C. unless the CO or GTR specifies another location. If performance warrants, the CO may determine to have meetings less frequently. Minutes of these meetings will be taken by the Contracting Officer's representative and copies will be provided to the Contractor. While these meetings are a formal means of communication, the Government and Contractor will have frequent informal communication on issues impacting the contract.